Exhibit 10.11

Exclusive Call Option Agreement

Concerning

Shanghai Shu’an Data Services Co., Ltd.

Between

William Wei Huang

Qiuping Huang

Shanghai Shu’an Data Services Co., Ltd.

and

Shanghai Free Trade Zone GDS Management Co., Ltd.

Date: April 13, 2016

Exclusive Call Option Agreement

This Exclusive Call Option Agreement (the “Agreement”) is entered into by and between the following parties on April 13, 2016 in Shanghai, China :

William Wei Huang, a citizen of the People’s Republic of China (ID Card No.: 31010719671101125x);

Qiuping Huang, a citizen of the People’s Republic of China (ID Card No.: 31010719611116122x, hereinafter referred to collectively with William Wei Huang as the “Existing Shareholders”);

Shanghai Free Trade Zone GDS Management Co., Ltd. (hereinafter referred to as the “WFOE”)

Registered Address: Room 4056, 4th Floor, 173 Meisheng Road, China (Shanghai) Pilot Free Trade Zone

Shanghai Shu’an Data Services Co., Ltd. (“GDS Shanghai”)

Registered Address: Room 432, No.26 &28 Jiangchangsan Road, Shanghai

(In this Agreement, the above parties are referred to individually as a “Party” and collectively as the “Parties”.)

Whereas:

The Existing Shareholders are the registered shareholders of GDS Shanghai and in legal possession of 100% if the equity shares of GDS Shanghai on the execution date of this Agreement (general information of GDS Shanghai on the execution date of this Agreement is as shown in Exhibit 1 to this Agreement).

The Existing Shareholders intend to transfer all of their equity shares in GDS Shanghai to WFOE and/or any other entity or individual designated by WFOE without violating PRC law, and WFOE intend to accept the transfer.

In order to carry out the aforesaid transfer of shares, the Existing Shareholders hereby irrevocably grant to WFOE an exclusive call option right to purchase shares (the “Stock Option”). To the extent permitted by PRC Law and in accordance with the Stock Option, the Existing Shareholders shall transfer the Option Stock (defined below) to WFOE and/or any other entity of individual designated by WFOE according to the requirements of WFOE.

GDS Shanghai agrees that the Existing Shareholders grant the Stock Option to WFOE in accordance with this Agreement.

Now, therefore, the Parties agree as follows through negotiation:

Article 1 Terms and Definitions

1.1                   Unless otherwise specified or in cases where the context demands a different interpretation, the terms used in this Agreement shall have the following meanings:

“Option Stock”	means, as to the Existing Shareholders, the 100% equity interests held by the Existing Shareholders in the Registered Capital of GDS Shanghai (as defined below).

“Registered Capital of GDS Shanghai”

means, on the execution date of this Agreement, the registered capital of GDS Shanghai of RMB 10,000,000, including any enlarged registered capital after future capital increase within the term of this Agreement.

“Existing Business of GDS Shanghai”	means, on the execution date of this Agreement, the business scope of GDS Shanghai as specified in its business license.

“Transfer of Shares”

means, when WFOE exercises its Stock Option (the “Exercise”), the shares of GDS Shanghai of which it has the right to request the Existing Shareholders to transfer to WFOE or its designated entity or individual pursuant to Article 3.2 of this Agreement. The amount may be part or all of the Option Stock. The specific amount shall be decided by WFOE at is absolute discretion according to PRC Law and its business considerations at the time.

“Conversion Price”

means, during each Exercise in accordance with Article 4 of this Agreement, the total consideration paid to the Existing Shareholders for the acquisition of the Shares Transferred by WFOE or its designated entity or natural person.

“Certificates”	means any approval, license, filing, and registration GDS Shanghai shall hold for legal and effective management of the Existing Business and all other business.

“Assets of GDS Shanghai”

means all tangible and intangible assets owned or entitled to use by GDS Shanghai during the term of this Agreement, including but not limited to any real estate, movable property, trademark, copyright, patent, proprietary technology, domain name, software use right and other intellectual properties.

“Principal Agreements”

means the agreements to which GDS Shanghai is a party and have material effect on the business and assets of GDS Shanghai, including but not limited to the Exclusive Technical License and Service Agreement between GDS Shanghai and WFOE and other agreements regarding the business of GDS Shanghai.

“PRC”:	Means, for the purpose of this Agreement, the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

“PRC Laws and Regulations”	refers to the laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding legal documents of the People’s Republic of China that are in force at the time.

“Upper Limit”	has the same meaning as stipulated in Article 3.2 of this Agreement.

“Exercise Notice”	has the same meaning as stipulated in Article 3.5 of this Agreement.

“Power of Attorney”	has the same meaning as stipulated in Article 3.7 of this Agreement.

“Confidential Information”	has the same meaning as stipulated in Article 8.1 of this Agreement.

“Breaching Party”	has the same meaning as stipulated in Article 11.1 of this Agreement.

“Breach of Contract”	has the same meaning as stipulated in Article 11.1 of this Agreement.

“Said Party’s Rights”	has the same meaning as stipulated in Article 12.5 of this Agreement.

1.2                   Any citation of PRC Laws and Regulations under this Agreement shall be deemed to:

(1)                                 simultaneously include the citation of the content of the amendments, adjustments, complements and revisions of PRC Laws and Regulations regardless of whether the effective date is before or after the conclusion of this Agreement; and

(2)                                 simultaneously include the citation of other decisions, notices and rules made or taking effect pursuant to PRC Laws and Regulations.

1.3                   Unless otherwise stipulated in the context of this Agreement, Article, Section, Paragraph and Subparagraph referred to in this Agreement mean relevant content in this Agreement.

Article 2 Award of Stock Option

2.1                   The Existing Shareholders hereby irrevocably grant, without any additional term, exclusively to WFOE the Stock Option, pursuant to which WFOE shall have the right to require the Existing Shareholders to transfer the Option Stock to WFOE or its designated entity or individual, to the extent permitted by PRC Laws and Regulations, in accordance with the procedures specified in this Agreement. WFOE also agrees to accept such Stock Option.

2.2                   GDS Shanghai hereby agrees that the Existing Shareholders grant WFOE such Stock Option in accordance with the above Article 2.1 and other provisions in this Agreement.

Article 3 Exercise Procedures

3.1                   WFOE shall have the right to decide at its absolute discretion the specific time, procedure and number of exercise to the extent permitted by PRC Laws and Regulations.

3.2                   If, at the time of the Exercise, PRC Laws and Regulations allow WFOE and/or its designated entity or individual to hold all shares of GDS Shanghai, WFOE shall be entitled to exercise all the Stock Option; if at the time of the Exercise, PRC Laws and Regulations only allow WFOE and/or its designated entity or individual to hold part of the shares of GDS Shanghai, WFOE shall be entitled to decide the amount of the Transferred Shares within the upper limit of the proportion of shares regulated by PRC Laws and Regulations (the “Upper Limit”), and such amount of the Transferred Shares shall be received by WFOE and/or its designated entity or individual from the Existing Shareholders. Under the latter situation, WFOE is entitled to exercise the Stock Option in installments in accordance with the gradual relaxation of the Upper Limit allowed by PRC Laws and Regulations until all the Stock Option has been exercised.

3.3                   During each Exercise, WFOE shall have the right to decide at its discretion the number of shares to be transferred to itself or its designated entity or individual, the Existing Shareholders shall transfer the Transferred Shares to WFOE and/or its designated entity or individual respectively as required by WFOE. WFOE and/or its designated entity or individual shall pay Conversion Price to the

Existing Shareholders for the Transferred Shares upon each Exercise.

3.4                   During each Exercise, WFOE may purchase the Transferred Shares by itself or may designate any third party to purchase all or part of the Transferred Shares.

3.5                   WFOE shall, upon its decision to exercise the Stock Option, issue a written notice to exercise the Stock Option (the “Exercise Notice”, refer to Exhibit 2 for its format) to the Existing Shareholders. The Existing Shareholders shall, within thirty (30) days upon the receipt of the Exercise Notice, make a one-off transfer of the Transferred Shares in whole to WFOE and/or its designated entity or individual in accordance with the Exercise Notice and the provisions of Article 3.3 of this Agreement.

3.6                   The Existing Shareholders hereby represent and warrant that once WFOE dispatch an Exercise Notice:

(1)                                 They shall promptly pass a shareholder resolution and take all necessary actions to agree to the transfer of the Transferred Shares in whole to WFOE and/or its designated entity or individual at the Conversion Price;

(2)                                 They shall promptly execute an equity transfer agreement with WFOE and/or its designated entity or individual to transfer the Transferred Shares in whole to WFOE and/or its designated entity or individual at the Conversion Price; and

(3)                                 They shall provide necessary support to WFOE in accordance with WFOE’s requirements and applicable laws and regulations (including provide and execute all relating legal documents, perform all government approval, registration, filing procedures and bear all the relevant obligations) to enable WFOE and/or its designated entity or individual to obtain the Transferred Shares without legal flaws.

3.7                   The Existing Shareholders shall, upon the request of WFOE, execute a power of attorney (the “Power of Attorney”, refer to Exhibit 3 for its format) to authorize in writing any person designated by WFOE (the “Trustee”) to represent the Existing Shareholders to execute any and all necessary legal documents to enable WFOE and/or its designated entity or individual to obtain the Transferred Shares without legal flaws. The Power of Attorney shall be kept by WFOE upon execution, and, when necessary, WFOE may at any time require that the

Existing Shareholders to execute multiple duplicates of the Power of Attorney and present them to relevant government authorities. When and only when WFOE issues a written notice to the Existing Shareholders to dismiss and replace the Trustee shall the Existing Shareholders immediately revoke the entrustment of the existing Trustee under this Agreement and entrust another Trustee designated by WFOE at the time to execute any and all necessary legal documents on behalf of the Existing Shareholders in accordance with the stipulations of this Agreement; the new Power of Attorney shall replace the original Power of Attorney once made. Under no other circumstances shall the Existing Shareholders revoke the Power of Attorney to the Trustee.

Article 4 Conversion Price

During each Exercise, WFOE or its designated entity or individual shall pay to the Existing Shareholders RMB one (1) only or any price agreed upon by the Parities in writing. If at that time of exercise any regulatory PRC laws and regulations has mandatory provisions on the Conversion Price, WFOE or its designated entity or individual shall be entitled to exercise the option at the regulated minimum price in accordance with the applicable PRC laws and regulations.

Article 5 Representations and warranties

5.1                   The Existing Shareholders hereby make the following representations and warranties, which shall remain at all times in full force as in the occasion when they are made at the time of the transfer of the Option Stock.

5.1.1                     The Existing Shareholders are PRC citizens with full capacity of action, full and independent legal status, and legal capacity to execute, deliver and perform this Agreement, and are capable of acting independently as a subject of proceedings.

5.1.2                     GDS Shanghai is a limited liability company duly incorporated and validly existing under the PRC Laws and Regulations as an independent judicial person and with complete, independent legal status and legal competence to execute, deliver and perform this Agreement, as an independent subject of proceedings.

5.1.3                     The Existing Shareholders have full capacity and power to execute and deliver this Agreement and all other documents to be executed by them for the transaction referred to in this Agreement and they have full capacity and power to complete the transaction referred to in this Agreement.

5.1.4                     This Agreement is legally and appropriately executed and delivered by the Existing Shareholders. This Agreement constitutes a legal and binding obligation on it, enforceable against it in accordance with the terms of the Agreement.

5.1.5                     At the date of this Agreement, the Existing Shareholders are the registered legal owners of the Option Stock. Except for the rights provided under this Agreement, the Equity Pledge Agreement entered into by and between the Existing Shareholders and WFOE, and the Shareholder Voting Proxy Agreement entered into by and between the Existing Shareholders, WFOE, and GDS Shanghai, the Option Stockis free and clear of any liens, pledge, claims, other security interests and other third-party rights; WFOE and/or its designated entity or individual shall be entitled to the ownership of the Transferred Shares free of any liens, pledge, claims, other security interests and other third-party rights after the Exercise in accordance with this Agreement.

5.2                   GDS Shanghai hereby represents and warrants that:

5.2.1                     GDS Shanghai is a limited liability company duly incorporated and validly existing under PRC Laws and Regulations as an independent judicial person. GDS Shanghai has ffull and independent legal status and legal capacity to execute, deliver and perform this Agreement, and with capacity as an independent subject of proceedings.

5.2.2                     It is vested with full internal power and authority to execute and deliver this Agreement and all other documents to be executed by it in relation to the transaction referred to in this Agreement and to complete the transaction referred to in this Agreement.

5.2.3                     This Agreement is legally and appropriately executed and delivered by GDS Shanghai. This Agreement constitutes a legal and binding obligation on GDS Shanghai.

5.2.4                     The Existing Shareholders are the registered legal owners of Option Stock on the date of this Agreement. WFOE and/or its designated entity or individual shall be entitled to the ownership of the Transferred Stock free of any liens, pledge, claims, other security interests and other third-party rights after the Exercise in accordance with this Agreement.

5.2.5                     On the date of this Agreement, GDS Shanghai has all the Certificates necessary for its operation. GDS Shanghai has sufficient rights and qualifications to operate business within the territory of China. GDS Shanghai has been operating its business lawfully since its foundation and there is no breach or potential breach of the regulations or requirements of Industrial and Commercial Bureau, Tax Bureau, Telecommunication Administration, Administration of Quality Supervision, Inspection and Quarantine, Labor and Social Security Bureau or other government authorities. GDS Shanghai is not involve in any breach of contract dispute.

Article 6 Undertakings of the Existing Shareholders

The Existing Shareholders hereby undertake that they will:

6.1                   Within the term of this Agreement, take all necessary actions to ensure that GDS Shanghai obtain all Certificates for its business operation in a timely manner and maintain the continue effectiveness of the certificates at all times;

6.2                   During the term of the Agreement, without prior written consent by WFOE:

6.2.1                     The Existing Shareholders shall not transfer or dispose of in any other means any Option Stock or create any security interests or third party rights on the Option Stock;

6.2.2                     The Existing Shareholders shall not increase or decrease Registered Capital of GDS Shanghai;

6.2.3                     The Existing Shareholders shall not dispose of or cause the management of GDS Shanghai to dispose of any of the Assets of GDS Shanghai (except in the ordinary course of business);

6.2.4                     The Existing Shareholders shall not terminate or cause the management of GDS Shanghai to terminate the Principal Agreements or enter into any contract in conflict with the Principal Agreements;

6.2.5                     The Existing Shareholders shall not appoint or dismiss any of the directors, supervisors or other management personnel of GDS Shanghai that shall be appointed and dismissed by the Existing Shareholders;

6.2.6                     The Existing Shareholders shall not declare distribution or actual payout of any distributable profits, interests, or dividends;

6.2.7                     The Existing Shareholders shall ensure the continuous existence of GDS Shanghai and that GDS Shanghai will not be terminated, liquidated or dissolved;

6.2.8                     The Existing Shareholders shall not modify the Articles of Association of GDS Shanghai; and

6.2.9                     The Existing Shareholders shall ensure that GDS Shanghai do not lend or borrow any loan, or provide guarantee or provide securities in other means, or assume any material liabilities for those other than arising from the ordinary business operations;

6.3                   During the term of this Agreement, use its best endeavor to promote GDS Shanghai’s business and to ensure the legal operation of GDS Shanghai, without any action or nonfeasance that might damages to the Assets of GDS Shanghai, its reputation, or the effectiveness of its Certificates.

Article 7 Undertakings of GDS Shanghai

7.1                   If any consent, permit, waiver or authorization by any third party, or any approval, permit or exemption by any government authority, or any registration or filing formalities (if required by law) with any government authority is required to be obtained or handled with respect to the execution and performance of this Agreement and the grant of the Stock Option under this Agreement, GDS Shanghai shall endeavor to assist in satisfying the above conditions.

7.2                   Without WFOE’s prior written consent, GDS Shanghai shall not assist or permit the Existing Shareholders to transfer or otherwise dispose of any Option Stock or create any security interests or other third party rights on any Option Stock.

7.3                   GDS Shanghai shall not do or permit to be done any behavior or action that may adversely affect the interests of WFOE under this Agreement.

Article 8 Confidentiality

8.1                   Regardless of whether this Agreement is terminated or not, the Existing Shareholders shall be under the obligation to keep strictly confidential the following information (collectively the “Confidential Information”):

(i)                                     The execution, performance and content of this Agreement;

(ii)                                  WFOE’s business secrets, proprietary information and client information of which the Existing Shareholders may become aware or received in connection with the execution and performance of this Agreement; and

(iii)                               Business secrets, proprietary information and client information of GDS Shanghai, of which the Existing Shareholders may become aware or received as the shareholders of GDS Shanghai.

The Existing Shareholders may use the Confidential Information solely in connection with the performance of its obligations hereunder. Without WFOE’s written consent, the Existing Shareholders shall not disclose such Confidential Information to any third party, otherwise, the Existing Shareholders shall be held liable for their breaching this Agreement and shall indemnify WFOE against all losses.

8.2                   Following the termination of this Agreement, the Existing Shareholders shall return, destroy or dispose of properly with other means all documents, data or software and shall stop using such Confidential Information upon the request of WFOE.

8.3                   Notwithstanding any other provisions herein, the effect of this Article shall survive the suspension or termination of this Agreement.

Article 9 Term of Agreement

This Agreement comes into effect as of its execution date, and shall terminate until all the Option Stock under this Agreement has been transferred to WFOE or its designated entity or individual.

Article 10 Notification

10.1            All notices to be made by the Parties in connection with the performance of the rights and obligations under this Agreement shall be in writing and be delivered in person, by registered mail, postage prepaid mail, recognized express mail, or facsimile to the party concerned.

10.2            If any of such notices or other correspondences is transmitted by facsimile or telex , it shall be deemed delivered immediately upon transmission; if delivered in person, it shall be deemed delivered at the time of delivery; if sent by post, it shall be deemed delivered five (5) days after dispatch. .

Article 11 Breach of Agreement

11.1             The Parties agree and acknowledge that, any material breach of any provision of this Agreement, or substantial non-performance of this Agreement by any party (the “Breaching Party”) constitutes a breach of the Agreement (the “Breach”). Any of the non-breaching parties (the “Non-breaching Parties”) shall be entitled to require the Breaching Party to correct or take remedial measures within a reasonable time. Where the Breaching Party does not take any remedy measures in a reasonable time or within 10 days after the written notice from the Non-breaching Parties to request remedial measures, if the breaching party is any of the Existing Shareholders or GDS Shanghai, then the Non-breaching Parties, at its discretion, shall have the right to: (1) terminate this Agreement and require full compensation from the Breaching Party; or (2) request for compulsory performance of the obligations of the Breaching Party under this Agreement and request for full compensation from the Breaching Party under this Agreement ; if the Breaching Party is WFOE, then the Non-breaching Parties shall have the right to request for compulsory performance of the obligations of the Breaching Party under this Agreement and request for full compensation from the Breaching Party under this Agreement .

11.2            The parties agree and acknowledge that the Existing Shareholders or GDS Shanghai shall under no circumstances prematurely terminate this agreement for whatever reasons.

11.3            The rights and remedies stipulated in this Agreement are accumulative, and do not preclude other rights or remedies as prescribed by laws and regulations.

11.4            Notwithstanding any other provisions herein, the effect of this Article shall survive the suspension or termination of this Agreement.

Article 12 Miscellaneous

12.1                                 This Agreement is made in quadruplicate (4 copies), with each Party holding one (1) copy.

12.2                                 The conclusion, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by PRC Laws and Regulations.

12.3                                 The Parties shall settle any dispute arising out of or relating to this Agreement through amicable negotiation. If any dispute cannot be resolved through negotiations within thirty (30) days, the dispute shall be referred to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with the commission’s arbitration rules. The seat of arbitration shall be Shanghai. The arbitration award shall be final and binding upon the Parties. The Existing Shareholders hereby authorize the arbitrator the right to deliver remedies for the equity shares of GDS Shanghai, issue injunctions, or arbitration award requiring the liquidation of GDS Shanghai. After the arbitration award takes effect, any Party shall have the right to submit an application to a court with jurisdiction for enforcement of the arbitration award. The competent court shall have the right to grant a provisional remedy on request by the disputing party, such as a judgment or an order to seize or freeze the Breaching Party’s properties or equity shares.

12.4                                 Any right, power or remedy granted to a Party by any provision of this Agreement does not preclude the Party from any right, power or remedy granted by law or other provisions of this Agreement; any party’s exercise of its right, power and remedy by a Party shall not preclude the Party from exercising its other rights, powers and remedies.

12.5                                 No failure or delay by any Party in exercising any right, power or remedy (the “Said Party’s Rights”) provided by law or under this Agreement shall constitute a wave of the Said Party’s Rights and no single or partial waiver of any Said Party’s Rights shall preclude the exercise of any Said Party’s Rights in other means or the exercise of any other Said Party’s Rights.

12.6                                 The headings hereof have been inserted for convenience of reference only, under no circumstances shall such headings be construed to affect the meaning, construction or effect of this Agreement.

12.7                                 The provisions of this Agreement are severable and independent to one another. If at any time one or several articles herein shall be deemed invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.

12.8                                 This Agreement upon execution shall supersede any other legal documents on the same subject matter entered into by the Parties hereto. Any amendment or supplement of this Agreement shall be made in writing and duly executed by all parties herein before taking effect.

12.9                                 The Existing Shareholders shall not assign any rights and/or obligations hereunder to any third party without the prior written consent of the WFOE, while WFOE may assign any rights and/or obligations hereunder to its designated third party upon notifying the Existing Shareholders and GDS Shanghai.

12.10                          This Agreement is binding on the lawful successors and assignees of the Parties.

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In witness whereof, this Exclusive Call Option Agreement is executed by and between the following parties on the date and at the place first above written.

William Wei Huang

Signature:	/s/ William Wei Huang

Qiuping Huang

Signature:	/s/ Qiuping Huang

Shanghai Free Trade Zone GDS Management Co., Ltd.
(Seal)

Signature:	/s/ William Wei Huang
Name: William Wei Huang
Title: Legal Representative

Shanghai Shu’an Data Services Co., Ltd.
(Seal)

Signature:	/s/ William Wei Huang
Name: William Wei Huang
Title: Legal Representative

Signature page of Exclusive Call Option Agreement

Exhibit 1:

Basic information of GDS Shanghai

Company Name: Shanghai Shu’an Data Services Co., Ltd.

Registered Address: Room 432, No.26&28 Jiangchangsan Road, Shanghai

Registered Capital: RMB10,000,000

Legal Representative: Huang Wei

Share Structure:

Name or Shareholder	Share of Registered Capital		Proportion of Capital Contribution
William Wei Huang	RMB	9,990,000	99.9%
Qiuping Huang	RMB	10,000	0.1%

Fiscal Year: January 1 to December 31

Exhibit 1 of Exclusive Call Option Agreement

Exhibit 2:

Format of Exercise Notice

To:

Whereas, our company has entered into an Exclusive Call Option Agreement (“Call Option Agreement”) with you and Shanghai Shu’an Date Services Co., Ltd. (“GDS Shanghai”) on [Insert the date], 2016, which designated that under circumstances permitted by PRC Laws and Regulations, you shall transfer your equity interests in GDS Shanghai to our company or any third party designated by our company upon our request.

Now, therefore, our company hereby issue the notice as follows:

Our company hereby request to exercise the Stock Option under the Call Option Agreement and requires you to transfer    % of the equity interests held by you in GDS Shanghai (the “Assigned Shares”) to our company/[insert entity or individual’s name] designated by our company. Please transfer all of the Assigned Shares to our company/[insert entity or individual’s name] pursuant to the Call Option Agreement within [insert days] days upon receipt of this notice.

Sincerely,

Shanghai Free Trade Zone GDS Management Co., Ltd.
(Seal)
Authorized representative:
Date

Exhibit 2 of Exclusive Call Option Agreement

Exhibit 3:

Format of Power of Attorney

I,            , hereby irrevocably entrust           [ID Card No.:                 ], as my entrusted agent, to execute the legal documents among Shanghai Shu’an Data Services Co., Ltd., Shanghai Free Trade Zone GDS Management Co., Ltd. and me on the transfer of equity shares of Shanghai Shu’an Data Services Co., Ltd..

Signature:

Date

Exhibit 3 of Exclusive Call Option Agreement